EXHIBIT 99.1

Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com
Corporate Communications Contact:
John Procter – Gibraltar Associates
202-879-5808
jprocter@gibraltar-llc.com

Press Release

INSMED APPOINTS DENNIS M. LANFEAR TO BOARD OF DIRECTORS

FORMER VETERAN AMGEN EXECUTIVE

RICHMOND, VA. December 6, 2007—Insmed Inc. (Nasdaq GM: INSM), a developer of follow-on biologics and biopharmaceuticals, today announced the appointment of Mr. Dennis “Denny” Lanfear, 52, to its board of directors. Insmed’s board of directors now consists of seven members, five of whom are independent.

Mr. Lanfear spent 13-years at Amgen, Inc., where he was a Corporate Officer and Vice President with broad operational, product development and marketing responsibilities. While at Amgen, Mr. Lanfear held senior leadership positions within multiple product development programs, including those for growth factors, somatotrophins and neurotrophins. He directed efforts from pre-clinical to Phase 3, contributed to more than 20 INDs and BLAs, managed corporate partner relationships and developed long term strategies for Epogen™, a multi-billion dollar anemia drug.

“Denny’s diverse manufacturing and product development expertise, combined with his insight into the regulatory approval process, will be invaluable to Insmed,” said Geoffrey Allan, CEO of Insmed. “In addition, Denny’s corporate development and marketing experience will be significant resources for us as we continue moving our follow-on biologics initiative forward, and leverage the substantial market opportunities available to us.”

Before joining Amgen, Mr. Lanfear held a number of positions at Baxter International, and was also the founder and CEO of Saronyx, Inc., a drug development software services company. Mr. Lanfear is the founder of InteKrin Therapeutics Inc., a clinical-stage, privately held Biopharmaceutical Company focused on diabetes metabolism and obesity. He currently serves as InteKrin’s President and Chief Executive Officer. He earned degrees in Biochemistry and Chemical Engineering from Michigan State University, and received his MBA from the Anderson School at UCLA.

“I believe Insmed is well-positioned to successfully execute its dual path business strategy focused on the development of follow-on biologics and its proprietary protein platform for orphan indications,” said Mr. Lanfear. “As a Director I look forward to helping the Company enhance its industry leading position in follow-on biologics, and advance its clinical program for IPLEX™.”

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein process development and manufacturing experience and a proprietary protein platform aimed at niche markets with unmet medical needs. For more information, please visit www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our entrance into the follow on biologics market may be unsuccessful, our common stock could be delisted from the Nasdaq Global Market and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.